Exhibit 99.1

Corbus Pharmaceuticals Reports Results from Phase 1a Study of Oral CB1 Inverse Agonist CRB-913 for the Treatment for Obesity Demonstrating Favorable Safety Profile and Emerging Evidence of Weight Loss

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CRB-913 was safe and well-tolerated across all doses studied
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Daily neuropsychiatric assessments using CSSRS, PHQ-9, and GAD-7 were negative for all participants
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A placebo-adjusted mean weight loss of 2.9% was observed at Day 14 in a dedicated cohort of people with obesity (n=12)
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A 12-week dose-finding study in people with obesity initiated with completion expected in summer 2026
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Company to host conference call and live webcast today at 8:00 am ET

NORWOOD, MA., December 11, 2025 (GLOBE NEWSWIRE) – Corbus Pharmaceuticals Holdings Inc. (NASDAQ: CRBP), a clinical-stage company focused on oncology and obesity, today announced the completion of the single ascending dose (SAD) and multiple ascending dose (MAD) Phase 1a study of CRB-913 and the initiation of a Phase 1b dose-range finding study (“CANYON-1”), with completion expected in summer 2026. CRB-913 is a highly peripherally restricted oral small molecule CB1 inverse agonist targeting chronic obesity management.

The double-blinded placebo-controlled SAD/MAD Phase 1a study, conducted in the United States, assessed the safety, tolerability, and pharmacokinetics (PK) of escalating once-daily doses of CRB-913. The SAD portion of the study (n=64) comprised 8 cohorts that received ascending doses of CRB-913 (maximal dose of 600 mg/day) or placebo dosed orally once (2 placebo and 6 CRB-913 per cohort). Seven of the SAD cohorts enrolled healthy participants (mean BMI=28), and one enrolled people with obesity (mean BMI=36). The MAD portion of the study (n=48) comprised 4 cohorts who received ascending doses of CRB-913 (25 mg, 75 mg or 150 mg) or placebo orally once daily (3 placebo and 9 CRB-913-treated per cohort) over 7 days and followed by a further 7 days of continuous, in-clinic observation. Three of the MAD cohorts enrolled healthy participants and one enrolled people with obesity.

Safety, Tolerability and PK

No serious treatment-emergent adverse events were reported in the SAD/MAD study. CRB-913 was not associated with GI intolerability. There were no reported cases of nausea, vomiting, or constipation and only a single case of mild diarrhea.

Daily neuropsychiatric assessments using the Columbia-Suicide Severity Rating Scale (CSSRS), the Patient Health Questionnaire-9 (PHQ-9), and the General Anxiety Disorder-7 (GAD-7) questionnaires remained stable and negative at all time points for all participants. No cases of suicidality, depression, or insomnia were reported in the study.

No neuropsychiatric adverse events were noted in any of the cohorts of non-obese participants. Three adverse events of mild anxiety and one of mild irritability were reported in the obese MAD cohort at 150 mg/day. None of these events was accompanied by suicidality, depression, dysphoria, or insomnia. They were all transient, and symptoms resolved completely without need for medical intervention.

The PK profile for CRB-913 was established and was found to be suitable for a once-daily oral dosing.

Efficacy

In the dedicated obese MAD cohort (150 mg QD), all CRB-913-treated participants (n=9), and none in the placebo group (n=3), experienced weight loss. The CRB-913-treated participants achieved a mean 2.9% placebo-adjusted weight loss by Day 14. Individual participant weight loss ranged from 1.3% to 4.3%. Weight loss started early and deepened with time. Notably, several participants treated with CRB-913 reported reduction in food-related thoughts and cravings. Placebo-adjusted weight loss was also seen in healthy, non-obese participants in the 75 mg and 150 mg MAD cohorts.

“We are pleased by the translation of CRB-913 from pre-clinical models to the clinical setting”, said Yuval Cohen, PhD, Chief Executive Officer of Corbus. “We are encouraged by CRB-913’s potentially class-leading safety and tolerability profile demonstrated in this study. CRB-913’s observed weight loss effect provides further evidence that a markedly peripherally restricted CB1 inverse agonist could offer an attractive orthogonal monotherapy for obesity or combinatory mode of action to the incretin-pathway therapies. We look forward to completing the now-initiated 12-week Phase 1b CANYON-1 obesity study in summer 2026.”

Conference Call and Live Webcast:

Corbus will host a conference call and live webcast today at 8:00 am ET to review and discuss the Phase 1a data. To register for the webinar, click here (link: https://lifescievents.com/event/hs3hj57m/). A replay will be available on the Corbus website.

Joining the Company on the conference call to provide KOL expert discussion of the data will be Sarah Barenbaum, MD and Daniel Lee, MD. Dr. Barenbaum is Assistant Professor of Clinical Medicine at Weill Cornell Medical College and an Assistant Attending Physician at New York-Presbyterian Hospital. She specializes in the care of patients with obesity and weight-related medical complications. Dr. Lee is a Board-certified psychiatrist who was responsible for the psychiatric screening and evaluations of participants in the CRB-913 Phase 1a study. He has extensive background in both clinical and industry settings, including direct patient care, psychiatric assessments, and medical oversight.

About the CANYON-1 CRB-913 Phase 1b Clinical Trial

The Phase 1b, 12-week study is a double-blind, placebo-controlled, dose-ranging study in 240 obese, non-diabetic participants being conducted at multiple clinical sites in the United States. It will include a placebo cohort and 3 CRB-913 cohorts of 20 mg, 40 mg, and 60 mg dosed orally once daily (QD). A dose titration regimen is included in the design, with all CRB-913 participants commencing at 20 mg/day and then titrating up to either 40 mg/day or beyond that to 60 mg/day, depending on their respective cohorts.

About CRB-913

CRB-913 is an oral small molecule inverse agonist of the G-protein Coupled Receptor (GPCR) cannabinoid type-1 (CB1). This is a recognized mechanism of action for weight loss, but the first generation of experimental drugs in this class was abandoned due to potential neuropsychiatric adverse event risks. CRB-913 is a highly peripherally restricted CB1 inverse agonist designed to have reduced brain penetration. Pre-clinical models have shown CRB-913 to be 15-fold less brain-penetrant than monlunabant (another experimental CB1 inverse agonist) and to have 50 times lower brain:plasma ratio than rimonabant (an extensively studied first-generation CB1 inverse agonist).

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is a clinical stage oncology and obesity company with a diversified portfolio and is committed to helping people defeat serious illness by bringing innovative scientific approaches to well understood biological pathways. Corbus’ pipeline includes CRB-701, a next generation antibody drug conjugate that targets the expression of Nectin-4 on cancer cells to release a cytotoxic payload; CRB-601, an anti-integrin monoclonal antibody which blocks the activation of TGFβ expressed on cancer cells; and CRB-913, a highly peripherally restricted CB1 inverse agonist for the treatment of obesity. Corbus is headquartered in Norwood, Massachusetts. For more information on Corbus, visit corbuspharma.com and our Corporate Presentation here (link: https://ir.corbuspharma.com/corporate-presentation-121125). Connect with us on X, LinkedIn and Facebook.

Forward-Looking Statements

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INVESTOR CONTACT:	MEDIA CONTACT:
Daniel Ferry	Liz Melone
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LifeSci Advisors, LLC	Melone Communications, LLC
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